COMC, INC. AND SUBSIDIARY AND
                         ICF COMMUNICATION SYSTEMS, INC.

         The following unaudited pro forma condensed financial statements give effect to the acquisition by COMC, Inc. of 100% of the issued and outstanding shares of common stock of ICF Communication Systems, Inc. and are based on the estimates and assumptions set forth herein and in the notes to the statements. This pro forma information has been prepared utilizing the historical financial statements of each entity. The pro forma financial data is provided for comparative purposes only and does not purport to be indicative of the results which actually would have been obtained if he acquisition had been effected on the date indicated or those results which may be obtained in the future.

         The transactions were accounted for under the purchase method of accounting. The pro forma adjustments are described in the accompanying notes. The Unaudited Pro Forma Condensed Balance Sheets assumes that the acquisition was consummated on June 30, 1998. The Unaudited Pro Forma Condensed Statements of Income assumes that the acquisition was consummated on January 1, 1997.

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